UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.
900 E. Old Settlers Boulevard, Suite 100
Round Rock, Texas 78664
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and General Release and Severance Agreement

Effective as of January 14, 2022 (the “Smith Resignation Date”), Curtis Smith, who served as the Chief Financial Officer of AYRO, Inc. (the “Company”) resigned from his role as an officer and employee of the Company.

On January 14, 2022, in connection with Mr. Smith’s resignation, the Company and Mr. Smith entered into a General Release and Severance Agreement (the “Smith Severance Agreement”). Pursuant to the Smith Severance Agreement, Mr. Smith will be entitled to receive a cash separation payment in the amount of $237,500.00, less applicable tax deductions and withholdings, payable in a lump sum within 8 days of January 21, 2022.

The Smith Severance Agreement provides Mr. Smith the opportunity to revoke his acceptance of the Smith Severance Agreement within eight calendar days of the Smith Resignation Date, in which case the Smith Severance Agreement shall not be effective and shall be deemed void.

In exchange for the consideration provided to Mr. Smith in the Smith Severance Agreement, Mr. Smith and the Company have agreed to mutually waive and release any claims in connection with Mr. Smith’s hiring, compensation, benefits, employment, or separation from employment with the Company.

In connection with the execution of the Smith Severance Agreement, Mr. Smith’s existing executive employment agreement, as amended (the “Smith Employment Agreement”), was terminated; provided, however, that certain surviving customary confidentiality provisions and related covenants remain in full force and effect. The Smith Severance Agreement also provides for certain customary mutual covenants regarding confidentiality, indemnification and non-disparagement.

Under the Smith Severance Agreement, the treatment of any outstanding equity awards to Mr. Smith shall be determined in accordance with the terms of the Company’s 2017 Long Term Incentive Plan and the applicable award agreement.

Termination of Engagement of Chief of Business Development and General Release Agreement

Effective as of January 14, 2022 (the “Groh Termination Date”), Brian Groh, who served as the Company’s Chief of Business Development, terminated his engagement with the Company. As such, the independent contractor agreement between the Company and 2196005 Ontario, Inc., an Ontario corporation owned and controlled by Mr. Groh, dated September 16, 2019 (along with any statements of work and addenda thereto, the “Groh Independent Contractor Agreement”) was terminated.

On January 14, 2022, in connection with the termination of the Groh Independent Contractor Agreement, the Company and Mr. Groh entered into a General Release Agreement (the “Groh Release Agreement”). Pursuant to the Groh Release Agreement, Mr. Groh will be entitled to receive a cash separation payment in the amount of $237,500.00, payable in a lump sum following the expiration of 8 days following January 14, 2022.

In exchange for the consideration provided to Mr. Groh in the Groh Release Agreement, Mr. Groh and the Company have agreed to mutually waive and release any claims in connection with Mr. Groh’s compensation, engagement, or cessation from engagement with the Company.

In connection with the execution of the Groh Release Agreement, the Groh Independent Contractor Agreement was terminated; provided, however, that certain surviving customary confidentiality provisions and related covenants remain in full force and effect. The Groh Release Agreement also provides for certain customary mutual covenants regarding confidentiality, indemnification and non-disparagement.

Under the Groh Release Agreement, the treatment of any outstanding equity awards to Mr. Groh shall be determined in accordance with the terms of the Company’s 2017 Long Term Incentive Plan and the applicable award agreement.

Termination of Engagement of Chief Marketing Officer and General Release Agreement

Effective as of January 14, 2022 (the “Perley Termination Date”), Richard Perley, who served as the Company’s Chief Marketing Officer, terminated his engagement with the Company. As such, the independent contractor agreement between the Company and PerlTek, a corporation owned and controlled by Mr. Perley, dated August 27, 2018 (along with any statements of work and addenda thereto, the “Perley Independent Contractor Agreement”) was terminated.

On January 14, 2022, in connection with the termination of the Perley Independent Contractor Agreement, the Company and Mr. Perley entered into a General Release Agreement (the “Perley Release Agreement”). Pursuant to the Perley Release Agreement, Mr. Perley will be entitled to receive a cash separation payment in the amount of $237,500.00, payable in a lump sum following the expiration of 8 days following January 14, 2022.

In exchange for the consideration provided to Mr. Perley in the Perley Release Agreement, Mr. Perley and the Company have agreed to mutually waive and release any claims in connection with Mr. Perley’s compensation, engagement, or cessation from engagement with the Company.

In connection with the execution of the Perley Release Agreement, the Perley Independent Contractor Agreement was terminated; provided, however, that certain surviving customary confidentiality provisions and related covenants remain in full force and effect. The Perley Release Agreement also provides for certain customary mutual covenants regarding confidentiality, indemnification and non-disparagement.

Under the Perley Release Agreement, the treatment of any outstanding equity awards to Mr. Perley shall be determined in accordance with the terms of the Company’s 2017 Long Term Incentive Plan and the applicable award agreement.

The descriptions of the terms of the Smith Severance Agreement, the Groh Release Agreement, and the Perley Release Agreement contained in this Item 5.02 are qualified in their entirety by reference to the full text of each agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Appointment of Interim Chief Financial Officer

On January 14, 2022, the Board appointed David E. Hollingsworth as Interim Chief Financial Officer of the Company, effective as of January 14, 2022, to serve until a successor is chosen and qualified, or until his earlier resignation or removal. Mr. Hollingsworth will also serve as the Company’s principal accounting officer and principal financial officer.

Mr. Hollingsworth, age 41, is a senior level accounting professional with extensive experience in financial reporting, analysis, regulation, and supervision. Since March 2021, Mr. Hollingsworth has served as a consultant with Bridgepoint Consulting, a provider of financial, technology, and management consulting services, and has served as the Company’s Controller under a consulting agreement between the Company and Bridgepoint Consulting. From January 2020 until March 2021, he served as Controller at Wondercide LLC, a pest control manufacturer, during which time he oversaw Wondercide’s financial team through growth of $8.9 million to $18.8 million. Before that, he worked as a Controller Consultant at Bridgepoint Consulting from October to December 2019. From September 2018 to September 2019, Mr. Hollingsworth served as Financial Controller of CPI Products, a manufacturer of plastic products, where he oversaw accounting and financial functions, directed human resources for corporate staff at three manufacturing locations, and designed and implemented department performance criteria and tracking. From May 2015 until August 2018, Mr. Hollingsworth served as Corporate Controller of Sunworks Inc, a provider of solar power systems. Mr. Hollingsworth holds a Master of Business Administration from Weber State University and a Bachelor of Science degree in Accounting from Brigham Young University – Idaho.

There is no family relationship between Mr. Hollingsworth and any director or executive officer of the Company. There are no transactions between Mr. Hollingsworth and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	General Release and Severance Agreement, by and between the Company and Curtis Smith, dated as of January 14, 2022
10.2	General Release Agreement, by and between the Company and Brian Groh, dated as of January 14, 2022
10.3	General Release Agreement, by and between the Company and Richard Perley, dated as of January 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: January 14, 2022	By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer